THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SHARE PURCHASE WARRANT AGREEMENT DATED AS OF APRIL 27, 2000, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE INCLUDING ALL APPLICABLE RESALE RESTRICTIONS AND HOLD PERIODS.

                            FORM OF UNIT WARRANTS TO
                           SUBSCRIBE FOR COMMON SHARES
                                     OF
                                 URBANA.CA, INC.
               (Incorporated under the laws of the State of Nevada)


Number of Unit Warrants represented By this Certificate: ______________

Certificate Number: ____________

THIS CERTIFIES THAT, for value received, ____________________________ (the "Holder"), is entitled to purchase, at the price of US$5.00 per Common Share, one Common Share of Urbana.ca, Inc. (the "Issuer") for each of the Unit Warrants evidenced hereby, subject to adjustment as herein set forth, at any time prior to 4:30 p.m. (Toronto time) on April 26, 2002 (the "Expiry Date"):

The following provisions shall be applicable to the Unit Warrants:

1.  Interpretation  tc "Interpretation " \l 2

1.1  Currency  tc "Currency " \l 3

All dollar amounts referred to herein shall be in lawful money of the United States.

1.2  Defined Terms  tc "Defined Terms " \l 3

As used herein, the following words and phrases shall have the following meanings respectively:

(a) "business day" means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver; tc " businessday means a day other than a Saturday, Sunday, or any statutory or civic holiday in the City of Vancouver; " \l 4

(b)  "close of business" means 4:30 p.m. (Toronto time);  tc
"closeofbusiness means 4\:30 p.m. (Toronto time); " \l 4

(c) Common Shares" means the common shares with a par value of $0.001 per share in the capital of the Issuer whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions of the Share Purchase Warrant Agreement, "Common Shares" shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction or combination; tc

"CommonShares means the common shares with a par value of $0.001 per share in the capital of the Issuer whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions of the Share Purchase Warrant Agreement, CommonShares shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction or combination; " \l 4

(d)  "Exercise Price" means US$5.00 per Common Share;  tc "

ExercisePrice means US$5.00 per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section
2.1 hereof, in which case it shall mean the adjusted price in effect at such time; " \l 4

(e) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Unit Warrant certificate and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions, "Section", "clause" and "subclause"
followed by a number or letter mean and refer to the specified Section,
clause or subclause hereof;  tc "	herein, hereto, hereunder, hereof,
hereby and similar expressions mean or refer to this Unit Warrant certificate and not to any particular section, clause, subclause, subdivision or portion hereof, and the expressions, Section, clause and subclause followed by a number or letter mean and refer to the specified Section, clause or subclause hereof; " \l 4

(f)  "Holders" means the registered holders of Unit Warrants for the
time being;  tc "	Holders means the registered holders of Unit
Warrants for the time being; " \l 4

(g)  "Time of Expiry" means 4:30 p.m. (Toronto time) on the Expiry
Date;  tc "	TimeofExpiry means 4\:30 p.m. (Toronto time) on the Expiry
Date; " \l 4

(h)  "Unit Warrants" means the warrants evidenced hereby; and  tc "

UnitWarrants means the warrants evidenced hereby; and " \l 4

1.3  Manner of Exercise; Issuance of Certificates  tc "Manner of
Exercise; Issuance of Certificates " \l 3

The Holder may exercise its right to convert the Unit Warrants evidenced by this certificate, in whole or in part, for Common Shares hereunder, at any time prior to the Time of Expiry, by the surrender to the Trustee at 830-625 Howe Street, Vancouver, British Columbia, V6C 3B8 prior to the close of business on any business day, or at such other address as the Issuer may designate by notice in writing to the Holder at the address of the Holder appearing on the Unit Warrant Register, together with (a) a completed subscription in the form attached as Schedule "A" hereto (the "Unit Warrant Subscription Form"); and (b) a certified cheque, money order or bank draft payable to or to the order of the Issuer in lawful money of Canada in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made. The Special Warrants shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt by the Trustee.

1.4  No Fractional Shares  tc "No Fractional Shares " \l 3

Notwithstanding any adjustments provided for in Section 2.1 hereof or otherwise, the Issuer shall not be required upon the exercise of any Unit Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder. Reference should be made to the Share Purchase Warrant Agreement for provisions regarding cash compensation which may be payable to the Holder in circumstances where a fractional Common Share would, but for this section, have been issued upon exercise of a Unit Warrant.

2.  Adjustments  tc "Adjustments " \l 2

The exercise of the Unit Warrants represented hereby is subject to adjustment in accordance with the provisions of the Share Purchase
Warrant Agreement including, without limitation, Article 7 thereof. tc "The exercise of the Unit Warrants represented hereby is subject to adjustment in accordance with the provisions of the Share Purchase
Warrant Agreement including, without limitation, Article 7 thereof. " \l 2

3.  Transfer of Unit Warrants  tc "3.  Transfer of Unit Warrants " \l 002

The Unit Warrants evidenced hereby and the securities issuable upon exercise thereof may be subject to hold periods and resale restrictions under applicable securities laws and, if so, may not be traded except as permitted by such securities laws. Holders should consult with the Holder's professional advisor in order to assess the legal aspects of a transfer of the Unit Warrants evidenced hereby and/or the securities issuable upon exercise thereof.

Subject to the foregoing, the Holder may transfer the Unit Warrants evidenced hereby either in whole or in part, using the transfer form in the form attached as Schedule "B" hereto. Every transfer of Unit Warrants, in order to be effective, must be in compliance with applicable securities laws and with the provisions of the Warrant Agreement.

4.  Not a Shareholder

Nothing in this certificate or in the holding of a Warrant shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer.

5.  Partial Exercise

The Holder may subscribe for and acquire a number of Common Shares less than the number it is entitled to acquire pursuant to this certificate. In the event of any such subscription, the Holder shall in addition be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Common Shares which the Holder was entitled to acquire pursuant to this certificate and which were then not acquired.

6.  Provisions of Share Purchase Warrant Agreement

This certificate and the Unit Warrants represented hereby are subject in their entirety to the provisions of the Share Purchase Warrant Agreement. Reference is made to the Share Purchase Warrant Agreement and any instruments supplemental thereto for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which the Unit Warrants are, or are to be issued and held, with the same effect as if the provisions of the Share Purchase Warrant Agreement and all instruments supplemental thereto were herein set forth. By acceptance hereof, the Holder assents to all provisions of the Share Purchase Warrant Agreement. In the event of a conflict between the provisions of this Unit Warrant Certificate and the Unit Warrant Agreement, the provisions of the Share Purchase Warrant Agreement shall govern.

7.  Time of the Essence

Time shall be of the essence hereof.

8.  Number and Gender

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

9.  Headings

The division of this Warrant certificate into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

10.  Binding Effect

The terms and conditions of the Unit Warrants as set out herein shall enure to the benefit of and be binding upon the registered Holder hereof, its heirs, executors, estate trustees, administrators, successors and assigns to the extent provided herein and shall enure to the benefit of and shall be binding upon the Issuer and its successors and assigns.

11.  Severability

In the event any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Unit Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

12.  Language

The parties hereto hereby confirm that they have each requested that this certificate be drawn up in the English language.

13.  Certification

This Unit Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Trustee.

IN WITNESS WHEREOF the Issuer has caused this certificate to be signed by its duly authorized officer as of the ____ day of _________________, 2000.

URBANA.CA, INC.

By: __________________________________


                                    SCHEDULE "A"
                          EXERCISE AND SUBSCRIPTION FORM

TO:   URBANA.CA, INC.

RE:   UNIT WARRANT CERTIFICATE NUMBER: _______________

The undersigned holder of the attached Unit Warrant certificate hereby irrevocably subscribes for _________________________Common Shares of URBANA.CA, INC. (the "Issuer") pursuant to the terms of the Unit Warrants specified in such certificate at a price of US$5.00 per share, and encloses and tenders herewith a certified cheque, bank draft or money order payable at par to or to the order of Urbana.ca, Inc. in lawful money of the United States, for an aggregate subscription price of $____________.

DATED this                  day of
(Please complete date including year

NAME:______________________________
Signature:____________________________
Registration
Instructions:__________________________

Please check box if the Common Share certificates are to be delivered at the office of the Issuer, failing which the Common Share certificates will be mailed to the subscriber at the address set out above.

If any Unit Warrants represented by this certificate are not being exercised, a new Unit Warrant certificate will be issued and delivered with the Common Share certificates.

                                    SCHEDULE "B"
                                   TRANSFER FORM

TRANSFER OF THE UNIT WARRANTS IS RESTRICTED - REFER TO THE TERMS OF THE ATTACHED CERTIFICATE.

FOR VALUE RECEIVED, the undersigned transfers to




(Print name and address of transferee)

the Unit Warrants represented by the attached certificate.

DATED:

Signature guarantee:


(the Holder's signature must be guaranteed Signature of Registered
Holder (or its representative by a Canadian chartered bank or trust company if the Holder is not an individual) or medallion guaranteed by a member of a recognized member guarantee program.

Name of Registered Holder


Name and Title of Person signing on behalf of the Holder (if the Holder is not an individual)